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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2000
                                                      REGISTRATION NO. 333-79943
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                                 CYBERCASH, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   54-1725021
                      (I.R.S. Employer Identification No.)

                               2100 Reston Parkway
                                   Third Floor
                             Reston, Virginia 20191
                                 (703) 620-4200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                        --------------------------------
                            RUSSELL B. STEVENSON, JR.
                               2100 RESTON PARKWAY
                                   THIRD FLOOR
                             RESTON, VIRGINIA 20191
                                 (703) 620-4200
 (name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                        111 S. CALVERT STREET, SUITE 1600
                            BALTIMORE, MARYLAND 21202
                                 (410) 659-2741

                                 ---------------


                          DEREGISTRATION OF SECURITIES

              CyberCash, Inc. (the "Registrant") previously filed Registration Statement No. 333-79943 on Form S-3 on June 4, 1999 (the "Registration Statement") relating to securities of the Registrant having an aggregate value of $60,000,000, to be offered from time to time pursuant to Rule 415 under the Securities Act of 1933. As of the date of this Post-Effective Agreement, securities having a value of $21,302,230 have been sold pursuant to the Registration Statement. The Registrant files this Post-Effective Amendment No. 1 to deregister all remaining unsold securities.


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                                   SIGNATURES

     Pursuant to the requirements of Rule 478(a) of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on January 27, 2000.

                                  By:  /s/ Russell B. Stevenson, Jr.
                                       -----------------------------------------
                                       Russell B. Stevenson, Jr.
                                       Senior Vice President and General Counsel
                                       Agent for Service of Process